CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005, relating to the financial statements of Cross Atlantic Commodities, Inc. as of December 31, 2004, and the years ended December 31, 2004, and 2003, and the period from inception (March 12, 1998) to December 31, 2004, and the reference to our firm as experts in the Registration Statement.



/s/Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP
Certified Public Accountants


September 7, 2005
Denver, Colorado